      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1996
                            REGISTRATION NO. 333-1318
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                            -------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                          VERITAS SOFTWARE CORPORATION
             (Exact Name of Registrant as specified in its charter)

         CALIFORNIA                                    94-2823068
(State or other jurisdiction of                        (I.R.S.employer
incorporation organization)                            identification no.)

                            -------------------------


                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 335-8000
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                            -------------------------

                                  CHRIS L. DIER
                           VICE PRESIDENT, FINANCE AND
                             CHIEF FINANCIAL OFFICER
                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 335-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            -------------------------

                                   COPIES TO:
                            JACQUELINE A. DAUNT, ESQ.
                               LYNDA TWOMEY, ESQ.
                                 FENWICK & WEST
                         TWO PALO ALTO SQUARE, SUITE 800
                          PALO ALTO, CALIFORNIA  94306


- --------------------------------------------------------------------------------

                            DEREGISTRATION OF SHARES

          The offering contemplated by this Registration Statement terminated on May 2, 1996. Pursuant to the undertakings contained in Item 17 of the Registration Statement, the Registrant files this post-effective amendment to deregister a total of 76,056 shares originally registered by the Registration Statement, which remained unsold as of the termination of the offering.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 24 day of May, 1996.

                                   VERITAS SOFTWARE CORPORATION

                                   By:     /s/ Chris L. Dier
                                      -------------------------
                                              Chris L. Dier
                                   Vice President, Finance and Chief Financial
                                   Officer